Exhibit 99.2

Aris Water Solutions & Western Midstream Merger - Employee FAQs

What is the merger that was just announced?

Aris has entered into an agreement to merge into Western Midstream. The deal is expected to close in the fourth quarter of 2025, subject to customary closing conditions, regulatory approvals and Aris shareholder approval. However, as in all mergers, finalization and timing are not guaranteed.

Who is Western Midstream?

Western Midstream is a respected leader in energy infrastructure, operating more than 14,000 miles of pipeline and 77 gas processing and treating facilities. They’re known for their scale, financial stability, and experience, with a strong presence in the Permian, DJ, and Powder River basins. They have significant produced water handling capacity and move over 1.1 million barrels per day in the Delaware Basin.

Why is this happening?

This merger allows us to grow in ways that benefit our customers, shareholders and employees. It expands our geographic footprint, strengthens our financial foundation, and gives us access to greater resources. Ultimately, it may create more opportunities for you to grow your career and be part of a larger, stronger organization.

What does this mean for Aris?

This is a major milestone in our journey. The combination strengthens our offering, enhances our operational scale, and allows Aris stakeholders to benefit from the long-term value potential of the combined company.

After the transaction closes, the company will be led by the Western Midstream senior leadership team.

What does this mean for me right now?

In the near term, it’s business as usual. Aris and Western Midstream will continue operating as separate companies until the deal closes. We need everyone focused on safety, service, and delivering for our customers—just as we always have.

A dedicated Integration Team will begin work now to plan a smooth transition. We’re committed to keeping you informed every step of the way.

What does this mean for my benefits?

Until the merger closes and likely for a brief period after, your compensation and benefits will remain unchanged. After the merger closes, continuing employees will ultimately transition to Western’s programs, which are competitive with or better than market. We will work hard after closing to understand how this will impact you. We are committed to providing clear and timely communications and supporting you as we navigate these changes together.

Will my role be affected?

We understand that job security is top of mind during times of change. Western Midstream is dedicated to approaching this transition thoughtfully and respectfully. They want to get to know the Aris team and understand the many strengths and capabilities our employees bring to the table.

As part of the transition and in conjunction with Aris leadership, Western Midstream will take the design of the combined company seriously—carefully evaluating roles, teams, and organizational needs with a goal of retaining talent and positioning the merged organization for long-term success.

For the roles that are impacted by the merger, Western Midstream has committed to providing severance benefits to affected employees. We will communicate any changes as soon as possible and provide support every step of the way.

Will the person I report to change?

Not right now. If any reporting changes happen after the transaction closes, we’ll communicate them clearly and as far in advance as possible.

Where will the new headquarters be located?

The combined company will be headquartered in The Woodlands, Texas, where Western Midstream is currently located. Operations in Texas and New Mexico will continue as usual for now. Western Midstream operates on a hybrid work schedule, with employees in the office on Monday, Tuesday, and Thursday, and working from home on Wednesday and Friday.

Will any Aris office locations or facilities close?

It’s too early to say. As part of the integration process, the Integration Team will work with Western Midstream to evaluate how to best support operations going forward. No decisions have been made yet, and we’ll keep you updated as more information becomes available.

Can I talk to Western Midstream employees?

We’ll coordinate any necessary interactions through the Integration Team. Until then, we ask that you not contact Western Midstream employees to discuss the merger.

What can I tell vendors, third parties, or partners with which I regularly do business?

Until the transaction closes, it’s business as usual, and we need to continue operating as a separate business, just the same as we normally would. Any questions about the post-closing combined company from third parties should be directed to Western Midstream.

Will management be doing field tours or in-person conversations?

In an effort to keep the flow of communication moving, you may see updates in various mediums, from in-person visits to emails and updates on the company intranet.

Is support available if I’m feeling uncertain or stressed?

Yes. Change can bring a mix of emotions, and it’s completely normal to feel uncertain during times like this. We encourage you to take advantage of the Insperity Employee Assistance Program (EAP), which offers free, confidential support and resources to help you navigate personal or work-related challenges.

The telephone number to reach the EAP is (866) 402-0003, and the access code for the program is “Insperity”.

Where can I go with questions?

We know change brings questions. If something’s on your mind, don’t hesitate to reach out to the Integration Team or Human Resources.

We’re committed to open, ongoing communication throughout this process—and we’ll continue to share updates as they become available.

IMPORTANT LEGAL DISCLOSURES

NO OFFER OR SOLICITATION

This communication relates to a proposed business combination transaction (the “Transaction”) between Western Midstream Partners, LP (“WES”) and Aris Water Solutions, Inc. (“Aris”). This communication is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION

In connection with the Transaction, WES intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Aris that will also constitute a prospectus of WES. The Transaction will be submitted to Aris’s stockholders for their consideration. WES and Aris may also file other documents with the SEC regarding the Transaction. The definitive proxy statement/prospectus (if and when available) will be mailed to Aris’s stockholders. This document is not a substitute for the registration statement and proxy statement/prospectus that will be filed with the SEC or any other documents that WES or Aris may file with the SEC or send to security holders of WES or Aris in connection with the Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF WES AND ARIS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by WES or Aris through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by WES will be made available free of charge on WES’s website at investors.westernmidstream.com, or by directing a request to Investor Relations, Western Midstream Partners, LP, 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, TX 77380, Tel. No. (832) 636-1009. Copies of documents filed with the SEC by Aris will be made available free of charge on Aris’s website at ir.ariswater.com or by directing a request to Investor Relations, Aris Water Solutions, Inc., 9651 Katy Freeway, Suite 400, Houston, TX 77024, Tel. No. (832) 304-7003.

PARTICIPANTS IN THE SOLICITATION

WES, its general partner and its general partner’s director and officers and Aris and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction.

Information regarding directors and executive officers of WES’s general partner, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in WES’s Annual Report on Form 10-K for the year ended December 31, 2024, including under Part III, Item 10. Directors, Executive Officers, and Corporate Governance, Part III, Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters and Part III, Item 13. Certain Relationships and Related Transactions, and Director Independence, which was filed with the SEC on February 26, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001423902/000142390225000033/wes-20241231.htm and (ii) to the extent holdings of WES’s securities by the directors or executive officers of its general partner have changed since the amounts set forth in WES’s Annual Report on Form 10-K for the year ended December 31, 2024, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001423902.

Information regarding Aris’s executive officers and directors, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Aris’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal One — Election of Directors,” “Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities,” which was filed with the SEC on April 9, 2025 and is available at https://www.sec.gov/Archives/edgar/data/1865187/000119312525076892/d881669ddef14a.htm, and Aris’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001865187/000155837025001818/aris-20241231x10k.htm and (ii) to the extent holdings of Aris’s securities by its directors or executive officers have changed since the amounts set forth in Aris’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001865187.

Investors may obtain additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Transaction by reading the proxy statement/prospectus regarding the Transaction and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from WES or Aris as described above.